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                                     Exhibit 21


                        Subsidiaries of Cluett American Corp.
                        -------------------------------------

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       Subsidiary                            Jurisdiction of Incorporation
       ----------                            -----------------------------


Consumer Direct Corporation                   Delaware
Arrow Factory Stores, Inc.                    Delaware
GAKM Resources Corporation                    Delaware
Cluett Peabody Resources Corporation          Delaware
Bidermann Company Limited                     Hong Kong
Karl Lagerfeld Womenswear, Inc.               Delaware
Bidermann Industries Licensing, Inc.          Delaware
M W Warehouse, Inc.                           Delaware
Bidermann Womenswear Corp.                    New York
Great American Knitting Mills, Inc.           Delaware
Arrow Inter-America, Inc.                     Delaware
Cluett Peabody B.V.                           Netherlands
Cluett Peabody Holdings Corp.                 Delaware
Bidertex Services, Inc.                       Delaware
Bidermann Tailored Clothing, Inc.             Delaware
Cluett Designer Group, Inc.                   Delaware
Old Mission Textiles, Inc.                    Georgia
Cluett, Peabody Canada Inc.                   Canada
Cluett Peabody A.G.                           Switzerland
Arrow de Mexico S.A. de C.V.                  Mexico
Cluett, Peabody & Co., Inc.                   Delaware
294671 Ontario, Ltd.                          Canada

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